|   Coopers & Lybrand L.L.P.       |   Suite 3400
Coopers      |                                  |   312 Walnut Street
& Lybrand    |                                  |   Cincinnati, Ohio 45202-4046
             |   a professional services firm   |
             |                                  |   Telephone (513) 651-4000
             |                                  |   Facsimile (513) 768-4599



October 15, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

     We have read the statements made by First Franklin Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A as part of the Company's Form 8-K/A report for the month of October, 1996. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,


Coopers & Lybrand L.L.P.
_____________________________
Coopers & Lybrand L.L.P.













    Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).